UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 6, 2007

Velcera, Inc.
(Exact Name of registrant as specified in its charter)

Delaware	000-51622	20-3327015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

201 Corporate Drive
Langhorne, Pennsylvania 19047-8007
(Address of Principal Executive Offices) (Zip Code)

(215) 579-7200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 6, 2007, the Audit Committee of the Board of Directors of Velcera, Inc. (the “Company”) concluded that (i) the financial statements of the Company for the year ended December 31, 2006 included in the Company’s Current Report on Form 8-K filed on March 5, 2007, and (ii) the interim financial statements of the Company included in its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007 should no longer be relied upon. The Company intends to amend the Form 8-K originally filed on March 5, 2007 on or about August 14, 2007 in order to restate the financial statements contained in that report. Additionally, the Company intends to amend the Form 10-QSB on or about August 14, 2007 in order to restate the financial statements contained in that report for the quarter ended March 31, 2007.

The restatements are needed to adjust $125,000 of liabilities assumed in the Company’s recapitalization from an expense to additional paid-in capital. On February 27, 2007, pursuant to a merger agreement dated January 30, 2007, the Company merged with and into Denali Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Denali Sciences, Inc., which at that time was a reporting public corporation with no operations. For accounting purposes, the merger has been accounted for as an acquisition of Denali and a recapitalization of Velcera. In connection with the recapitalization, we assumed certain liabilities totaling $125,000. The Company treated these costs as merger costs and expensed them as part of the transaction. Upon further review of the transaction, the Company has adjusted these costs to account for them as a reduction of additional paid-in capital. The net result of this restatement for the three month period ended March 31, 2007 is a reduction of the previously reported net loss of $1,088,809 or $(0.13) per basic and diluted net loss per common share by $125,000 to $963,809 or $(0.12) per basic and diluted net loss per common share. There is a corresponding $125,000 reduction in the reported amount of the accumulated deficit and additional paid-in capital. There is no effect on the reported total equity.

The Company also restated the December 31, 2006 balance sheet for an overstatement of non-cash stock-based compensation, which resulted from the failure of the Company’s accounting personnel to identify the proper guidance under generally accepted accounting principles as they relate to stock-based compensation expense. This is not a stock option back-dating issue. This was an incorrect calculation in which the Company overstated an expense by $333,000 associated with a modification of an option price on an option grant to officers of the Company increasing the option price from $.70 to $3.50 and the associated issuance of restricted stock. The impact of this change was to decrease the accumulated deficit and additional paid-in capital from the as reported numbers of $9,386,526 and $17,027,476, respectively, by $333,000 to account for this non-cash overstatement of expense in the year ended December 31, 2006. There is no effect on the total reported equity.

Presented in the following table are the total costs and expenses, the net loss and the loss per basic and diluted common share as originally reported and the adjusted amounts for the year.

For the year ended December 31, 2006:	As Originally Reported	As Restated
	For the Year Ended	For the Year Ended
	December 31, 2006	December 31, 2006

Balance sheet:
Additional paid-in capital	$7,756,105	$7,423,105
Accumulated deficit	$8,297,717	$7,964,717
Total stockholders’ deficiency	$(535,632)	$(535,632)

Statement of operations:
Total costs and expenses	$3,587,515	$3,254,515
Total net loss	$(3,280,263)	$(2,947,263)
Loss per basic and diluted common share	$(0.55)	$(0.50)

The adjustments discussed above are a correction of an overstatement of expenses and do not affect the Company’s cash position or prospects.

The Company’s Audit Committee has discussed the matters disclosed in this Form 8-K with J.H. Cohn LLP, its independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELCERA, INC.

Date: August 10, 2007	By:	/s/ Matthew C. Hill
Mathew C. Hill
Chief Financial Officer